Exhibit 99.1

Herley Announces Annual Meeting Results

Stockholders Approve Proposals and Elect Six Members to Board of Directors

LANCASTER, PA, January 13, 2011 – Herley Industries, Inc. (Nasdaq: HRLY) announced the results of its Annual Meeting of Stockholders, held January 11, 2011 in Lancaster, PA.

Herley stockholders elected six directors to serve pursuant to the terms of the Certificate of Incorporation with a term to expire in 2012:

Dr. Edward A. Bogucz – Executive Director, Syracuse Center of Excellence in
     Environmental and Energy Systems

Carlos C. Campbell – Formerly Assistant Secretary of Commerce for Economic
     Development, U.S. Department of Commerce (1981-1984)

F. Jack Liebau, Jr. – President of Liebau Asset Management Company

Michael N. Pocalyko – Managing Director and CEO, Monticello Capital

John A. Thonet – Chairman of the Board, Herley Industries, Inc.

Raj Tatta – Retired Partner of PricewaterhouseCoopers

Stockholders voted on the following proposals:

•	Proposal 2 to amend Section 1, Article V of the Company’s Bylaws to modify the definition of “Independent Director” was approved.

•	Proposal 3 to amend Section 3, Article V of the Company’s Bylaws to give the Audit Committee responsibility for review of “Affiliate Transactions” was approved.

•	Proposal 4 to amend Article V of the Bylaws to delete Section 5, which currently requires a two-thirds vote of stockholders to amend Article V of the Bylaws, was not approved.

•	Proposal 5 to amend Sections 1 and 4 of Article V of the Bylaws to correct typographical errors was approved.

Interested parties may access a replay of the Annual Stockholders Meeting and slide presentation via the web at:  http://www.videonewswire.com/event.asp?id=75371.  The replay will be available through January 10, 2012.  The presentation will also be available on Herley’s web site at www.herley.com.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1,000 employees.  Additional information about the Company can be found on the Internet at www.herley.com.

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in US defense spending under the current Administration which could affect future funding of programs and allocations within the budget to various programs as well as the factors set forth in this report and in our public filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For information at Herley contact:                                               www.herley.com
Peg Guzzetti                                                                                Tel:  (717) 397-2777
Investor Relations